UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 28, 2010

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 28, 2010, Southside Bancshares, Inc. issued a press release announcing financial results for the three and nine months ended September 30, 2010, reporting earnings of $11.0 million and $31.9 million, respectively and diluted earnings per common share of $0.70 and $2.02, respectively.  A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.  The press release includes information regarding interest income on a taxable equivalent basis or FTE.  FTE is a non-GAAP performance measure used by management in operating the business which management believes provides investors with a more accurate picture of the interest yield, spread and margin for comparative purposes.

The information in this Current Report on Form 8-K, including the attached exhibit, is being furnished as provided in General Instruction B.2 to Form 8-K, to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(D)	Exhibits. The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit
Number                                Description of Exhibit

99.1	Press release dated October 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: November 2, 2010	By:	/s/ JULIE SHAMBURGER
Julie Shamburger, CPA
Executive Vice President and Controller